QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of NetBank, Inc. on Form S-4 of our report dated January 24, 2001, incorporated by reference in the Annual Report on Form 10-K of NetBank, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the joint proxy statement/prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

December 14, 2001

QuickLinks

EXHIBIT 23.2 INDEPENDENT AUDITORS' CONSENT